Exhibit 99.1

News Bulletin

For Further Information:
2200 West Parkway Boulevard	Richard Putnam
Salt Lake City, UT 84119-2331	Investor Relations
www.franklincovey.com	(801) 817-1776

FRANKLINCOVEY ANNOUNCES
Investor Webinar

Salt Lake City, Utah - January 9, 2007 - FranklinCovey (NYSE: FC) today announced it will host an investor webinar to discuss with shareholders and the financial community the Company’s fiscal 2007 first quarter results and fiscal 2006 year-end results on Tuesday, January 16, 2007 at 11:30 a.m. Eastern Time (9:30 a.m. Mountain Time).

Shareholders can participate by calling 1-605-990-0110, access code: 448438714 and by logging on to https://www.gotomeeting.com/join/448438714, meeting ID 448-438-714.

About FranklinCovey
FranklinCovey is a leading learning and performance services firm assisting professionals and organizations in measurably increasing their effectiveness in leadership, productivity, communication and sales. Clients include 91 of the Fortune 100, more than three-quarters of the Fortune 500, thousands of small and mid-sized businesses, as well as numerous government entities. Organizations and professionals access FranklinCovey services and products through consulting services, licensed client facilitators, one-on-one coaching, public workshops, catalogs, more than 85 retail stores, and www.franklincovey.com . Nearly 1,500 FranklinCovey associates provide professional services and products in 36 offices in 129 countries.